
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 2nd Quarter 1996 Form 10-QSB and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                         314,760
<SECURITIES>                                         0
<RECEIVABLES>                                2,224,131
<ALLOWANCES>                                    22,787
<INVENTORY>                                    428,355
<CURRENT-ASSETS>                             3,234,202
<PP&E>                                      22,195,548
<DEPRECIATION>                               2,625,092
<TOTAL-ASSETS>                              23,735,335
<CURRENT-LIABILITIES>                        5,194,556
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,535
<OTHER-SE>                                   3,496,795
<TOTAL-LIABILITY-AND-EQUITY>                23,735,335
<SALES>                                              0
<TOTAL-REVENUES>                             5,622,337
<CGS>                                                0
<TOTAL-COSTS>                                4,356,234
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             645,065
<INCOME-PRETAX>                                829,607
<INCOME-TAX>                                   320,610
<INCOME-CONTINUING>                            508,997
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   446,382<F2>
<EPS-PRIMARY>                                      .08
<EPS-DILUTED>                                      .08

<F1>Other expenses and income for the period when netted together result in income of $208,569, primarily from equipment and property leases. The EDGARLink program does not allow for a income number to be entered in this field.
<F2>The difference between Net Income and Income from Continuing Operations of
$62,615 relates to Minority Interests in Preferred Stock Dividends of
Consolidated Subsidiaries

